UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: February 19, 2008
UROPLASTY, INC.
(Exact name of registrant as specified in charter)

000-20989 (Commission File No.)	41-1719250 (IRS Employer Identification No.)
Minnesota
(State or other jurisdiction of incorporation or organization)
5420 Feltl Road
Minnetonka, Minnesota 55343
(Address of principal executive offices)
952-426-6140
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name and Address)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 of the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Letter from McGladrey & Pullen, LLP

Item 4.01.	Changes in Registrant’s Certifying Accountant
(a) On February 19, 2008, our Audit Committee dismissed McGladrey & Pullen, LLP as our independent registered public accounting firm.
McGladrey & Pullen, LLP’s reports on our financial statements during our two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During our two most recent fiscal years and any subsequent interim period preceding McGladrey & Pullen, LLP’s dismissal, we had no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to McGladrey & Pullen, LLP’s satisfaction, would have caused such firm to make reference to the subject matter of the disagreement in connection with its report.
We have furnished a copy of this Report to McGladrey & Pullen, LLP and requested such firm to furnish us a letter, addressed to the U.S. Securities and Exchange Commission, stating whether such firm agrees with the statements made by us in this Report and, if not, stating the respects in which such firm does not agree. We have filed their letter as Exhibit 16.1 to this Report.
(b) On February 21, 2008, our Audit Committee engaged Grant Thornton LLP as our new independent registered public accounting firm. During our two most recent fiscal years, and any subsequent interim period prior to engaging Grant Thornton LLP, neither we nor anyone on our behalf consulted such newly engaged accountant regarding any matter described in Item 304(a)(2) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits
(c) Exhibits (filed herewith)

Exhibit No.	Description
16.1	Letter from McGladrey & Pullen, LLP
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: February 25, 2008

UROPLASTY, INC.
By:	/s/ Mahedi A. Jiwani
Mahedi A. Jiwani
Vice President, Chief Financial Officer and Treasurer